U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GUGGENHEIM ACTIVE ALLOCATION FUND
(Exact Name of Registrant as Specified in Agreement and Declaration of Trust)

STATE OF DELAWARE
(Jurisdiction of Organization)

SEE BELOW
(I.R.S. Employer Identification No.)

227 WEST MONROE STREET CHICAGO, ILLINOIS
(Address of Principal Executive Offices)

60606
(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Securities Being Registered	Name of Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
Common Shares of Beneficial Interest, $0.01 par value	New York Stock Exchange	87-2512331

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box:  [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box:  [  ]
Securities Act registration statement file number to which this form relates:  333-256687

Securities to be registered pursuant to Section 12(g) of the Act:   None.

Item 1. Description of Registrant’s Securities to be Registered:
The description of the Registrant’s securities to be registered is incorporated by reference to the description contained under the caption “Description of Capital Structure” in the Registrant’s Registration Statement on Form N-2 (Nos. 333-256687 and 811-23702) as filed electronically with the Securities and Exchange Commission (the “Commission”) on June 1, 2021 (Accession No. 0001821268-21-000253) (“Registration Statement on Form N-2”), as amended by Pre-Effective Amendments Nos. 1 and 2 to the Registration Statement on Form N-2, as filed with the Commission on October 1, 2021 and October 28, 2021, respectively (Accession Nos. 0001821268-21-000418 and 0001821268-21-000435, respectively).
Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Guggenheim Active Allocation Fund

/s/ Brian E. Binder
Brian E. Binder
President and Chief Executive Officer

Date:  November 16, 2021